Exhibit 10.7

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

ESQUISTO INVESTMENT HOLDINGS, LLC

December 19, 2016

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EXHIBITS

Exhibit A	—	List of Members and Sharing Ratios; Deemed Capital Contributions

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ESQUISTO INVESTMENT HOLDINGS, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated effective as of December 19, 2016, is made by and among Esquisto Resources II, LLC, a Delaware limited liability company (the “Company”), and the Persons who have executed a signature page to this Agreement as the Members and Managers.

WHEREAS, the Company was formed pursuant to the filing of a Certificate of Formation with the Secretary of State of the State of Delaware effective on November 21, 2016, in accordance with the provisions of the Act (as defined below) and by the execution of that certain Limited Liability Company Agreement, dated effective as of November 21, 2016 (the “Original Agreement”); and

WHEREAS, effective as of the date hereof, the parties to this Agreement hereby amend and restate the Original Agreement in its entirety as set forth herein in order to reflect the admission of the Members, and the parties’ agreement regarding the manner in which the Company shall be governed and operated and the other matters set forth herein.

ARTICLE I

FORMATION OF COMPANY

Section 1.1 Formation. Subject to the provisions of this Agreement, the parties do hereby desire to establish this Agreement to continue and govern the Company as a limited liability company under the provisions of the Delaware Limited Liability Company Act, DEL. CODE ANN. TIT. 6 §§ 18-101 (2010) et seq., as amended from time to time, and any successor statute or statutes (the “Act”). The Company was formed upon the execution and filing by the organizer with the Secretary of State of the State of Delaware of a Certificate of Formation of the Company effective on November 21, 2016. This Agreement shall amend and restate in its entirety the Original Agreement in all respects and such Original Agreement shall be of no force or effect after the date hereof. The parties hereby continue the Company pursuant to the terms and provisions of this Agreement.

Section 1.2 Name. The name of the Company shall be Esquisto Resources II, LLC. Subject to all applicable laws, the business of the Company shall be conducted in the name of the Company unless under the law of some jurisdiction in which the Company does business such business must be conducted under another name or unless the Board determines that it is advisable to conduct Company business under another name. In such a case, the business of the Company in such jurisdiction or in connection with such determination may be conducted under such other name or names as the Board shall determine to be necessary. The Board shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

Section 1.3 Business. The business of the Company shall be, whether directly or indirectly through subsidiaries, to hold shares of common stock of WRDC and to make distributions to Members as provided herein.

Section 1.4 Places of Business; Registered Agent; Names and Addresses of Members.

(a) The address of the principal United States office and place of business of the Company and its street address shall be 421 West Third Street, Suite 750, Fort Worth, Texas 76102. The Board, at any time and from time to time, may change the location of the Company’s principal place of business upon giving prior written notice of such change to the Members and may establish such additional place or places of business of the Company as the Board shall determine to be necessary or desirable.

(b) The registered office of the Company in the State of Delaware shall be and it hereby is, established and maintained at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company shall be The Corporation Trust Company, whose business address is the same as the Company’s registered office in Delaware. The Board, at any time and from time to time, may change the Company’s registered office or registered agent or both by complying with the applicable provisions of the Act, and may establish, appoint and change additional registered offices and registered agents of the Company in such other states as the Board shall determine to be necessary or advisable.

(c) The mailing address and street address of each of the Members shall be the same as for the Company, unless another address for such Member is set forth on Exhibit A to this Agreement.

Section 1.5 Term. The Company shall continue until terminated in accordance with Section 8.1.

Section 1.6 Filings. Upon the request of the Board, the Members shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Board to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of a limited liability company under the laws of the State of Delaware and for the qualification and operation of a limited liability company in all other jurisdictions where the Company shall propose to conduct business. Prior to conducting business in any jurisdiction, the Board shall use its reasonable good faith efforts to cause the Company to comply with all requirements for the qualification of the Company to conduct business as a limited liability company in such jurisdiction.

Section 1.7 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold its property in its own name or in the name of a nominee which may be the Board or any of its Affiliates or any trustee or agent designated by it.

Section 1.8 No Payments of Individual Obligations. The Members shall use the Company’s credit and assets solely for the benefit of the Company. No asset of the Company shall be Transferred for or in payment of any individual obligation of any Member.

ARTICLE II

DEFINITIONS AND REFERENCES

Section 2.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings set forth below:

“Act” shall have the meaning assigned to such term in Section 1.1.

“Adjusted Capital Account” shall mean the Capital Account maintained for each Member as provided in Section 7.1(b) as of the end of each Fiscal Period, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member under Section 3.1, if any, and (ii) an amount equal to such Member’s allocable share of Minimum Gain as computed on the last day of such Fiscal Period in accordance with the applicable Treasury Regulations, and (b) reduced by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).

“Adjusted Property” shall mean any property that has a Carrying Value different than its adjusted tax basis.

“Affiliate” (whether or not capitalized) shall mean, with respect to any Person: (a) any other Person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of such Person, (b) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, member, partner or immediate family member of such Person or any other Person described in subsection (a), (b) or (c) of this paragraph.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph.

“Auditor” shall mean any of KPMG, Ernst & Young, Deloitte, Pricewaterhouse Coopers, Grant Thornton or such other auditor as may be agreed upon by the Company and NGP.

“Bipartisan Budget Act” shall mean Title XI of the Bipartisan Budget Act of 2015 and any related provisions of law, court decisions, regulations, rules, and administrative guidance.

“Board” and “Board of Managers” shall have the meaning assigned to such term in Section 5.1.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(b).

“Capital Contributions” shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash, or the fair market value (as determined in the discretion of the Board) of any property, contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash or the fair market value (as determined in the discretion of the Board) of any property agreed to be contributed, or requested to be contributed, by such Member to the capital of the Company.

“Carrying Value” shall mean with respect to any asset, the value of such asset as reflected in the Capital Accounts of the Members. The Carrying Value of any asset shall be such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Carrying Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined by the Board;

(b) The Carrying Value of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Board, upon (i) the acquisition of an additional Company Interest by any new or existing Member in exchange for a Capital Contribution that is not de minimis; (ii) the distribution by the Company to a Member of Company property that is not de minimis as consideration for a Company Interest; (iii) the grant of a Company Interest that is not de minimis consideration for the performance of services to or for the benefit of the Company by any new or existing Member; (iv) the liquidation of the Company as provided in Section 8.3; (v) the acquisition of a Company Interest by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Board to be necessary to properly reflect Carrying Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q). If any noncompensatory options are outstanding upon the occurrence of an event described in clauses (i) through (vi) above, the Company shall adjust the Carrying Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c) The Carrying Value of any Company asset distributed to any Member shall be adjusted to equal the fair market value of such asset on the date of distribution, as determined by the Board;

(d) The Carrying Value of an asset shall be adjusted by Depreciation and Simulated Depletion taken into account with respect to such asset for purposes of computing Net Profits, Net Losses and other items allocated pursuant to Section 7.1(b)(iv); and

(e) The Carrying Value of Company assets shall be adjusted at such other times as required in the applicable Treasury Regulations.

“Company” shall have the meaning assigned to it in the introductory paragraph of this Agreement.

“Company Interest” shall mean any Member’s interest in, or rights in, the Company, including and representing, as the context shall require, any membership interest in the Company and/or any other class or series of interests created pursuant to Section 3.2.

“Company Nonrecourse Liabilities” shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss in accordance with applicable Treasury Regulations.

“Confidential Information” shall mean, without limitation, all proprietary and confidential information of the Company, including business opportunities of the Company, intellectual property, and any other information heretofore or hereafter acquired, developed or used by the Company relating to its business, including any confidential information contained in any lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, seismic records, electric logs, core data, pressure data, production records, geological and geophysical reports and related data, memoranda, notes, records, drawings, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Company, developed by, or originated by any third party and brought to the attention of, the Company.

“Deemed Capital Contributions” shall mean for any Member the amounts deemed contributed to the capital of the Company as of the date hereof as set forth on Exhibit A attached hereto and as further adjusted by the Board for subsequent Capital Contributions or other transactions.

“Depreciation” shall mean for each Fiscal Period or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction (other than Simulated Depletion) allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis (unless the adjusted tax basis is equal to zero, in which event Depreciation shall be determined under any reasonable method selected by the Board).

“Dispute” shall have the meaning assigned to such term in Section 11.9.

“Distributable Funds” shall mean the available cash of the Company in excess of the working capital and other requirements of the Company as determined by the Board of Managers.

“Employee” shall mean an individual who is employed by, serves as an independent contractor for, or whose services are otherwise leased from or provided by, CH4 Management, Inc., PetroMax Operating Co., Inc. or any other third party by the Company or any of its subsidiaries or other Affiliates. In the event any provision of this Agreement refers to the resignation or termination of an Employee, such resignation or termination shall apply (a) to the entity that is the employer of such Employee and (b) to instances where an individual is an independent contractor of the Company or any of its subsidiaries, or where services are otherwise leased by, or otherwise provided to, the Company (or any Member for the benefit of the Company), and (i) a majority of such individual’s time ceases to be spent providing services to the Company (or any Member for the benefit of the Company), or (ii) the Company provides written notice to such individual that it no longer wishes to engage the services of such individual.

“Excluded Affiliate Transfer” shall mean (a) any Transfer of a Company Interest by a Member who is an individual to a member of such Member’s family or to a revocable trust for estate planning purposes, but only if and for so long as such Transferring Member retains the exclusive right to vote such Company Interest following such Transfer; (b) any Transfer occurring by operation of law upon the death or mental incapacity of a Member who is an individual; (c) any Transfer to a corporation, partnership or limited liability company which is wholly owned and controlled (through voting rights) by such Member, but only if and for so long as such Transferring Member retains the exclusive right to vote such Company Interest following such Transfer, it being acknowledged and agreed that any failure by such Transferring Member to retain the exclusive right to vote or to retain 100% ownership and control of such Company Interest shall then immediately and automatically be deemed to be a Transfer that is not an Excluded Affiliate Transfer; and (d) any Transfer of a Company Interest by a Member which is a trust to the principal beneficiary of that trust; provided that, in the case of any Transfer described in clauses (a)-(d) above, such Transferee agrees to be bound by the terms of this Agreement and evidences same by executing a copy of this Agreement and such other documents as the Company may reasonably request promptly upon receiving the assignment of such Company Interest.

“Excluded Business Opportunity” shall mean a business opportunity other than a business opportunity: (a) that (i) has come to the attention of a Person solely in, and as a direct result of, its or his capacity as a director of, advisor to, principal of or officer of the Company or a subsidiary of the Company, or (ii) was developed with the use or benefit of the personnel or assets of the Company, or a subsidiary of the Company, and (b) that has not been previously independently brought to the attention of the subject Person from a source that is not affiliated (other than through such subject Person) with the Company or a subsidiary of the Company.

“Fiscal Period” shall mean each period (a) beginning, for the first Fiscal Period, on the date of formation of the Company, or for each succeeding Fiscal Period on the day after the last day of the immediately preceding Fiscal Period and (b) ending on the earliest to occur of the last day of the calendar year and the day on which the Carrying Value of all Company assets are adjusted pursuant to clause (b) of the definition of Carrying Value.

“Indemnitee” shall have the meaning assigned to such term in Section 5.5(a).

“Indirect Transfer” shall mean (with respect to any Member that is a corporation, partnership, limited liability company or other entity) a deemed Transfer of a Company Interest, which shall occur upon any Transfer of the ownership of, or voting rights associated with, the equity or other ownership interests in such Member.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

“JAMS” shall have the meaning assigned to such term in Section 11.9(a).

“Majority Interest” of the Members, as to any agreement, election, vote or other action of the Members, shall mean those Members whose combined Sharing Ratios exceed fifty percent (50%).

“Manager” and “Managers” shall have the meanings assigned to such terms in Section 5.1(a).

“Members” shall mean the Persons who from time to time shall execute a signature page to this Agreement (including by counterpart) as the Members, including any Person who becomes a substituted Member of the Company pursuant to the terms hereof.

“Member Nonrecourse Debt” shall mean any nonrecourse debt of the Company for which any Member bears the economic risk of loss in accordance with applicable Treasury Regulations.

“Member Nonrecourse Deductions” shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Member Nonrecourse Debt, reduced (but not below zero) by proceeds of such Member Nonrecourse Debt distributed during the year to the Members who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

“Minimum Gain” shall mean (a) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if the Company Transferred (in a taxable transaction) all Company properties that are subject to Company Nonrecourse Liabilities in full satisfaction of Company Nonrecourse Liabilities, computed in accordance with applicable Treasury Regulations, or (b) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if the Company Transferred (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such Member Nonrecourse Debt, computed in accordance with applicable Treasury Regulations.

“Net Profit” or “Net Loss” shall mean, with respect to any Fiscal Period, the net income or net loss of the Company for such period, determined in accordance with federal income tax accounting principles and Section 703(a) of the Internal Revenue Code (including any items that are separately stated for purposes of Section 702(a) of the Internal Revenue Code), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax shall be included as income;

(b) any expenditures of the Company that are described in Section 705(a)(2)(B) of the Internal Revenue Code or treated as so described pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses;

(c) in the event the Carrying Value of any Company asset is adjusted as provided in this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the Transfer of such asset for purposes of computing Net Profit or Net Loss;

(d) gain or loss resulting from any Transfer of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property Transferred, notwithstanding that the adjusted tax basis for such property differs from its Carrying Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Period; and

(f) items specially allocated under Section 4.2 and Section 7.1(b)(iv) shall be excluded (but the amount of such items shall be determined under principles similar to those set forth above).

“NGP” shall mean NGP IX US Holdings, L.P., a Delaware limited partnership, NGP IX CH4 Holdings, LLC, a Delaware limited liability company, NGP XI US Holdings, L.P., a Delaware limited partnership, and their respective successors and assigns.

“Original Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Partnership Representative” shall have the meaning assigned to such term in Section 5.11.

“Person” (whether or not capitalized) shall mean any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, business trust or other entity or organization, whether or not a governmental authority.

“Regulatory Allocations” shall have the meaning assigned to such term in Section 4.2(d).

“Rules” shall have the meaning assigned to such term in Section 11.9(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sharing Ratio” shall mean for any Member the percentages set forth in the books and records of the Company, as adjusted hereunder.

“Simulated Basis” shall mean the Carrying Value of any oil and gas property (as defined in Section 614 of the Internal Revenue Code).

“Simulated Depletion” shall mean, with respect to each oil and gas property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” shall mean the excess of the amount realized from the sale of an oil or gas property over the Carrying Value of such property.

“Simulated Loss” shall mean the excess of the Carrying Value of an oil or gas property over the amount realized from the sale of such property.

“Supermajority Approval” shall mean written consent of at least five (5) of seven (7) Managers of the Company.

“Tax Matters Member” shall have the meaning assigned to such term in Section 5.10.

“Transaction Documents” shall mean, collectively, this Agreement and the Voting and Transfer Restriction Agreement.

“Transfer,” or any derivation thereof, shall mean any sale, assignment, conveyance, mortgage, pledge, granting of security interest in, or other disposition of a Company Interest or any asset of the Company, as the context may require.

“Treasury Regulations” shall mean regulations promulgated by the United States Treasury Department under the Internal Revenue Code.

“Unit” shall mean a unit of a membership interest in the Company representing, as the context shall require, any Company Interest, as well as any other class or series of Units created pursuant to Section 3.2 No Units will be issued to the Members for Capital Contributions or Deemed Capital Contributions as of the date hereof; provided that the Board of Managers may subsequently amend this Agreement to provide for an issuance of Units for Capital Contributions or Deemed Capital Contributions in its sole discretion.

“WRDC” means WildHorse Resources Development Corporation, a Delaware corporation.

“Voting and Transfer Restriction Agreement” shall mean that certain Voting and Transfer Restriction Agreement dated even date herewith among the Company and the Members.

Any capitalized term used in this Agreement but not defined in this Section 2.1 shall have the meaning assigned to such term elsewhere in this Agreement.

Section 2.2 References and Titles. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word “including” (in its various forms) means including without limitation.

ARTICLE III

CAPITALIZATION AND UNITS

Section 3.1 Capital Contributions of Members.

(a) As of the date hereof, each Member has contributed, or is deemed to have contributed, Capital Contributions to the Company in the amounts and on the dates set forth on Exhibit A attached hereto and each Member shall have the initial Sharing Ratio indicated opposite such Member’s name under the “Sharing Ratio” column on Exhibit A attached hereto. No Member shall be obligated to make any additional Capital Contributions to the Company.

Section 3.2 Issuances of Additional Securities.

(a) The Company may not issue additional Company Interests, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security without the prior written consent of the Board of Managers.

Section 3.3 Return of Contributions. No interest shall accrue on any contributions to the capital of the Company. No Member shall have the right to withdraw or to be repaid any capital contributed by such Member except as otherwise specifically provided in this Agreement.

ARTICLE IV

ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Allocations of Net Profits and Net Losses.

(a) Net Profits and Net Losses and all related items of income, gain, loss, deduction and credit for each Fiscal Period shall be allocated among the Members in such manner as shall cause the Capital Accounts of each Member to equal, as nearly as possible, (i) the amount such Member would receive if all assets on hand at the end of such year were sold for cash at the Carrying Values of such assets, all liabilities were satisfied in cash in accordance with their terms (limited in the case of Member Nonrecourse Debt and Company Nonrecourse Liabilities to the Carrying Value of the assets securing such liabilities), and any remaining or resulting cash was distributed to the Members under Section 4.4(a), minus (ii) an amount equal to such Member’s allocable share of Minimum Gain as computed on the last day of such fiscal year in accordance with the applicable Treasury Regulations.

(b) The Board shall make the foregoing allocations as of the last day of each Fiscal Period; provided, however, that if during any Fiscal Period of the Company there is a change in any Member’s Company Interest, the Board shall make the foregoing allocations as of the date of each such change in a manner which takes into account the varying interests of the Members and in a manner the Board reasonably deems appropriate.

Section 4.2 Special Allocations.

(a) Notwithstanding any of the provisions of Section 4.1 to the contrary:

(i) If during any Fiscal Period of the Company there is a net increase in Minimum Gain attributable to a Member Nonrecourse Debt that gives rise to Member Nonrecourse Deductions, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company deductions and losses for such period (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Member Nonrecourse Debt and then, if necessary, a pro rata portion of the Company’s other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Member Nonrecourse Debt in the subsequent period) equal to such Member’s share of Member Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

(ii) If for any Fiscal Period of the Company there is a net decrease in Minimum Gain attributable to Company Nonrecourse Liabilities, each Member shall be allocated items of Company income and gain for such period (consisting first of gain recognized from the Transfer of Company property subject to one or more Company Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Company’s other items of income and gain, and if necessary, for subsequent periods) equal to such Member’s share of such net decrease (except to the extent such Member’s share of such net decrease is caused by a change in debt structure with such Member commencing to bear the economic risk of loss as to all or part of any Company Nonrecourse Liability or by such Member contributing capital to the Company that the Company uses to repay a Company Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

(iii) If for any Fiscal Period of the Company there is a net decrease in Minimum Gain attributable to a Member Nonrecourse Debt, each Member bearing the economic risk of loss for such Member Nonrecourse Debt shall be allocated items of Company income and gain for such period (consisting first of gain recognized from the Transfer of Company property subject to Member Nonrecourse Debt, and then, if necessary, a pro rata portion of the Company’s other items of income and gain, and if necessary, for subsequent periods) equal to such Member’s share of such net decrease (except to the extent such Member’s share of such net decrease is caused by a change in debt structure such that the Member Nonrecourse Debt becomes partially or wholly a Company Nonrecourse Liability or by the Company’s use of capital contributed by such Member to repay the Member Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

(b) The Net Losses allocated pursuant to this Article IV shall not exceed the maximum amount of Net Losses that can be allocated to a Member without causing or increasing a deficit balance in the Member’s Adjusted Capital Account. All Net Losses in excess of the limitation set forth in this Section 4.2(b) shall be allocated to Members with positive Adjusted Capital Account balances remaining at such time in proportion to such positive balances.

(c) In the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in such Member’s Adjusted Capital Account, items of Company income and gain shall be allocated to that Member in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

(d) The allocations set forth in subsections (a) through (c) of this Section 4.2 (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 4.2(d). Therefore, notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Board shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Adjusted Capital Account balance is, to the extent possible, equal to the Adjusted Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 4.1 and the remaining subsections of this Section 4.2.

(e) In the event Units are issued to a Person and the issuance of such Units results in items of income or deduction to the Company, such items of income or deduction shall be allocated to the Members in proportion to the positive balances in their Capital Accounts immediately before the issuance of such Units.

Section 4.3 Income Tax Allocations.

(a) Except as provided in this Section 4.3, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for Capital Account purposes under Section 4.1 and Section 4.2.

(b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Internal Revenue Code) shall, in accordance with Section 613A(c)(7)(D) of the Internal Revenue Code, be computed for federal income tax purposes separately by the Members rather than the Company. Except as provided in Section 4.3(d), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Members in proportion to their Sharing Ratios at the time of the acquisition of such property. Each Member, with the assistance of the Tax Matters Member, shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the Transfer of such property by the Company. Upon the request of the Tax Matters Member, each Member shall advise the Tax Matters Member of its adjusted tax basis in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Tax Matters Member may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

(c) Except as provided in Section 4.3(d), for the purposes of the separate computation of gain or loss by each Member on the Transfer of each separate oil and gas property (as defined in Section 614 of the Internal Revenue Code), the Company’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Internal Revenue Code) from such Transfer shall be allocated for federal income tax purposes among the Members as follows:

(i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Members in the same proportion as the depletable basis of such property was allocated to the Members pursuant to Section 4.3(b) (without regard to any special allocation of basis under Section 4.3(d)); and

(ii) second, the remainder of such amount realized, if any, to the Members so that, to the maximum extent possible, the amount realized that is allocated to each Member under this Section 4.3(c)(ii) will equal such Member’s share of the Simulated Gain recognized by the Company from such Transfer.

(d) The Members recognize that with respect to Adjusted Property, there will be a difference between the Carrying Value of such property at the time of revaluation or contribution and the adjusted tax basis of such property at the time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Adjusted Property shall be allocated among the Members to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Sections 704(b) or 704(c) of the Internal Revenue Code shall be allocated in the same manner as such gain or loss would be allocated for Capital Account purposes under Section 4.1 and Section 4.2. In making such allocations, the Board shall use such method or methods of allocation as it shall determine, in its absolute discretion, to be reasonable and in accord with the applicable Treasury Regulations.

(e) All recapture of income tax deductions resulting from the Transfer of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the Transfer of such property. For this purpose, deductions that were allocated as a component of Net Profit or Net Loss shall be treated as if allocated in the same manner as the allocation of the related Net Profit or Net Loss.

(f) If, as a result of an exercise of a noncompensatory option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 4.4 Distributions.

(a) The Board may cause the Company to distribute Distributable Funds at such times and in such amounts as the Board, in its sole discretion, determines to be appropriate. All such distributions made pursuant to this Section 4.4(a) shall be made to the Members pro rata in accordance with their respective Sharing Ratios.

(b) In addition to distributions made to the Members pursuant to Section 4.4(a), and subject to applicable law, to the extent that the Board determines that the Company has Distributable Funds, the Board shall cause the Company to pay to the Members within ninety (90) days after the end of each year an amount equal to the lesser of (i) the Distributable Funds, or (ii) an amount equal to the highest marginal federal and applicable state income tax rate for individuals (taking into account the character of the taxable income (e.g., long-term capital gain, qualified dividend income, ordinary income, etc.)), multiplied by the taxable income of the Company, if any, for such year, such payment to be made among the Members in the same percentages as the taxable income for such year was allocated. Any such payments to a Member under this Section 4.4(b) shall be deemed to be a draw against such Member’s share of future distributions under Section 4.4(a) and Section 8.3(b), so that such Member’s share of such future distributions shall be reduced by the amounts previously drawn under this Section 4.4(b) until the aggregate reductions in such distributions equal the aggregate draws made under this Section 4.4(b).

ARTICLE V

MANAGEMENT AND RELATED MATTERS

Section 5.1 Power and Authority of Board.

(a) The Company shall be managed by a Board of Managers (“Board” or “Board of Managers”). The Company shall initially have seven (7) managers (each, a “Manager” and, collectively, the “Managers”) and the Managers serving on the Board shall be appointed and removed by a Majority Interest of the Members, subject to the terms of the Voting and Transfer Restriction Agreement. The managers making up the initial Board shall be Mike Hoover, Richard D. Brannon, Bruce Selkirk, David W. Hayes, Craig S. Glick, Brian Minnehan and David R. Albin, and such persons shall continue to serve as Managers subject to their earlier death, resignation or removal as contemplated under this Agreement and the Voting and Transfer Restriction Agreement. Except as otherwise expressly provided in Section 5.4 and elsewhere in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Board, and the Members shall have no right of control over the business and affairs of the Company. In addition to the powers now or hereafter granted to managers under the Act or which are granted to the Board under any other provision of this Agreement, the Board shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company in the name of the Company.

(b) The Board may hold such meetings at such place and at such time as it may determine. Notice of a meeting shall be served not less than 24 hours before the date and time fixed for such meeting by confirmed facsimile or other written communication or not less than three (3) days prior to such meeting if notice is provided by overnight delivery service. Notice of a meeting need not be given to any Manager who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such Manager. A special meeting of the Board may be called by any member of the Board. Any member of the Board may participate in a meeting by conference telephone or similar communications equipment. Any action required or permitted to be taken by the Board may be taken without a meeting if such action is evidenced in writing and signed by the requisite members of the Board that are sufficient to approve the matter in question. At any meeting of the Board, the presence in person or by telephone or similar electronic communication of Managers representing at least a majority of the Board shall constitute a quorum.

(c) Each Manager serving on the Board of Managers shall have one vote on any Company matter. Except as otherwise provided in this Agreement, the business of the Company presented at any meeting of the Board of Managers shall be decided by a vote of Managers representing a majority of the entire Board of Managers.

(d) In accomplishing all of the foregoing and in fulfilling its obligations pursuant to this Agreement, the Board may, in its sole discretion, retain or use any Company Affiliates’ personnel, properties and equipment or the Board may hire or rent those of third parties and may employ on a temporary or continuing basis outside accountants, attorneys, consultants and others on such terms as the Board deems advisable. No Person, firm or corporation dealing with the Company shall be required to inquire into the authority of the Board to take any action or make any decision.

Section 5.2 Officers.

(a) Designation. The Board may, from time to time, designate individuals (who need not be a Manager) to serve as officers of the Company. The officers may, but need not, include a president and chief executive officer and one or more vice presidents and a secretary. Any two or more offices may be held by the same Person.

(b) Duties of Officers. Each officer of the Company designated hereunder shall devote such time to the Company’s business as he deems necessary to manage and supervise Company business and affairs in an efficient manner.

(c) Term of Office; Removal; Filling of Vacancies.

(i) Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office.

(ii) Any officer may be removed at any time by the Board whenever in their judgment the best interests of the Company will be served thereby. Designation of an officer shall not of itself create any contract rights in favor of such officer.

(iii) If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

Section 5.3 Acknowledged and Permitted Activities. The Company and the Members recognize that (a) the Members own and will own substantial equity interests in other companies (existing and future) that participate in the energy industry and (b) that at any given time, a Member may be in direct or indirect competition with the Company and/or its subsidiaries. The Company and the Members acknowledge and agree that (i) the Members: (A) shall not be prohibited or otherwise restricted by their relationship with the Company and its subsidiaries from engaging in the business of investing in oil and gas investments, regardless of whether such activities are in direct or indirect competition with the business or activities of the Company or its subsidiaries, and (B) shall not have any obligation to offer the Company or its subsidiaries any Excluded Business Opportunity, and (ii) the Company and the Members hereby renounce any interest or expectancy in any Excluded Business Opportunity pursued by any Member and waive any claim that any such business opportunity constitutes a corporate, partnership or other business opportunity of the Company or any of its subsidiaries.

Section 5.4 Duties and Services of the Board. The Board shall comply in all respects with the terms of this Agreement. The Board shall be obligated to perform the duties, responsibilities and obligations of the Board hereunder only to the extent that funds of the Company are available therefor. During the existence of the Company, each Manager serving on the Board shall devote such time and effort to the Company’s business as he deems necessary to manage and supervise Company business and affairs in an efficient manner. No Member, in its capacity as a Member, shall have any fiduciary or other duty to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement other than (i) to the extent required by law, the implied contractual covenant of good faith and fair dealing and (ii) such other contractual obligations as are expressly set forth in this Agreement. Each Manager serving on the Board, in its capacity as Manager, shall not have any fiduciary or other duty to the Company, any other Member or any other Person that is a party to or is otherwise bound by this Agreement other than (i) to the extent required by law, the implied contractual covenant of good faith and fair dealing and (ii) such other contractual obligations as are expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they modify or eliminate the duties and liabilities of any Member or Manager otherwise existing at law or in equity, are agreed by the Members and Managers to modify or eliminate to that extent such other duties and liabilities of such Member or Manager to the fullest extent permitted by applicable law.

Section 5.5 Liability and Indemnification.

(a) The Company’s officers, the Board, the Members and their Affiliates, and their partners, officers, directors, employees and agents, shall not be liable, responsible or accountable in damages or otherwise to the Company or the other Members for any acts or omissions that do not constitute gross negligence, willful misconduct, or a breach of the express terms of this Agreement, and the Company shall indemnify to the maximum extent permitted under the Act and save harmless the Company’s officers, the Board and the Members and their Affiliates, and their partners, officers, directors, employees and agents (individually, an “Indemnitee”) from all liabilities for which indemnification is permitted under the Act. Any act or omission performed or omitted by an Indemnitee on advice of legal counsel or an independent consultant who has been employed or retained by the Company shall be presumed to have been performed or omitted in good faith without gross negligence or willful misconduct. THE PARTIES RECOGNIZE THAT THIS PROVISION SHALL RELIEVE ANY SUCH INDEMNITEE FROM ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, CLAIMS, ACCOUNTS AND CAUSES OF ACTION WHATSOEVER ARISING OR TO ARISE OUT OF ANY ORDINARY NEGLIGENCE BY ANY SUCH INDEMNITEE, AND SUCH INDEMNITEE SHALL BE ENTITLED TO INDEMNIFICATION FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE.

(b) The Company shall, to the maximum extent permitted under the Act, pay or reimburse expenses incurred by an Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding involving or affecting the Company at a time when the Indemnitee is not a named defendant or respondent in the proceeding.

(c) The Board shall have the right to require that any contract entered into by the Company provide that the Board shall have no personal liability for the obligations of the Company thereunder.

(d) The indemnification provided by this Section 5.5 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, both as to action in the Indemnitee’s capacity as a Member or an officer, director, employee or agent of a Member or as a Person serving at the request of the Company as set forth above and to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitees; provided that the indemnification provided by this Section 5.5 shall be the primary source of indemnification with respect to the matters addressed herein, without regard to other potential sources of indemnification, reimbursement or contribution (subject to applicable express provisions of any insurance policy to which the Company is a party) and the Company irrevocably waives, relinquishes and releases all right to contribution, subrogation or any other recovery of any kind from NGP or its Affiliates and insurance provided by NGP or its Affiliates to any Indemnitee; and provided, further, that no advancement or payment by NGP, its Affiliates or insurance provided by any of them to an Indemnitee with respect to any claim for which an Indemnitee has sought indemnification from the Company shall affect the foregoing and NGP and its Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Company and each Member agree that NGP, its Affiliates and the insurers they engage to provide insurance to Indemnitees are express third party beneficiaries of this Section 5.5(d).

(e) In no event may an Indemnitee subject the Members to personal liability by reason of this indemnification provision.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

Section 5.6 Reimbursement of Members. The Company or its subsidiaries shall pay or reimburse to the Members all reasonable direct and indirect costs and expenses incurred by such Members in organizing the Company, including legal fees and accounting fees.

Section 5.7 Insurance. The Company shall acquire and maintain insurance covering such risks and in such amounts as the officers of the Company shall, or the Board may, from time to time determine to be necessary or appropriate.

Section 5.8 Tax Elections and Status.

(a) The Board shall make such tax elections on behalf of the Company as it shall deem appropriate in its sole discretion.

(b) Except as otherwise determined appropriate by the Board, the Members agree to classify the Company as a partnership for U.S. federal and any applicable state income tax purposes, and neither the Company, any Member, nor any Manager shall file an election to classify the Company as an association taxable as a corporation for such income tax purposes.

Section 5.9 Tax Returns. The Company shall deliver necessary tax information to each Member after the end of each fiscal year of the Company. Not less than sixty (60) days prior to the date (as extended) on which the Company intends to file its federal income tax return or any state income tax return but in any event no earlier than March 1 of each year, the return proposed by the Board to be filed by the Company shall be furnished to the Members for review; provided, however, that an IRS Form K-1 or a good faith estimate of the amounts to be included on such IRS Form K-1 for each Member shall be sent to each Member on or before March 1 of each year and the IRS Form K-1 for each Member shall be sent to each Member no later than April 15 of each year. In addition, not more than ten (10) days after the date on which the Company files its federal income tax return or any state income tax return, a copy of the return so filed shall be furnished to the Members.

Section 5.10 Tax Matters Member.

(a) With respect to tax years beginning on or before December 31, 2017, CH4 Energy IV, LLC, a Delaware limited liability company, shall be designated the tax matters member under Section 6231 of the Internal Revenue Code (in such capacity, the “Tax Matters Member”). The Tax Matters Member may be removed and replaced by action of a Majority Interest of the Members. The Tax Matters Member is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Internal Revenue Code or Treasury Regulations issued thereunder. The Tax Matters Member shall have full and exclusive power and authority on behalf of the Company to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member shall keep the Members informed as to the status of any audit of the Company’s tax affairs, and shall take such action as may be necessary to cause any Member so requesting to become a “notice partner” within the meaning of Section 6223 of the Internal Revenue Code. Without first obtaining the approval of a Majority Interest of the Members, the Tax Matters Member shall not, with respect to Company tax matters: (b) enter into a settlement agreement with respect to any tax matter which purports to bind Members, (c) intervene in any action pursuant to Internal Revenue Code Section 6226(b)(5), (d) enter into an agreement extending the statute of limitations, or (e) file a petition pursuant to Internal Revenue Code Section 6226(a) or 6228. If an audit of any of the Company’s tax returns shall occur, the Tax Matters Member shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s tax returns without the prior written consent of each such affected Member. The Tax Matters Member, with the approval of a Majority Interest of the Members, may elect (at such time and in such form and manner as the Internal Revenue Service may prescribe) for the amendments to Internal Revenue Code Sections 6221-6241 made by Section 1101 of the Bipartisan Budget Act of 2015 (H.R. 1315) to apply to any return of the Company filed for taxable years beginning after November 2, 2015 and before January 1, 2018.

Section 5.11 Partnership Representative. With respect to tax years beginning after December 31, 2017, the partnership representative of the Company pursuant to Section 6223(a) of the Internal Revenue Code shall be any person (including any Member) designated by the Board of Managers, subject to replacement by action of a Majority Interest of the Members to the extent permitted by the provisions of the Internal Revenue Code or Treasury Regulations issued thereunder. (Any person who is designated as the partnership representative is referred to herein as the “Partnership Representative”). The Partnership Representative is authorized to take such actions and to execute and file all statements and forms on behalf of the Company which may be permitted or required by the applicable provisions of the Internal Revenue Code or Treasury Regulations issued thereunder, provided that the Partnership Representative may file any suit only with the approval of a Majority Interest of the Members. The Partnership Representative shall have the sole authority to act on behalf of the Company under Subchapter C of Section 63 of the Internal Revenue Code (relating to IRS partnership audit proceedings) and in any tax proceedings brought by other taxing authorities, and the Company and all Members shall be bound by the actions taken by the Partnership Representative in such capacity. The Partnership Representative shall be reimbursed by the Company for all expenses incurred in connection with all examinations of the Company’s affairs by tax authorities, including resulting proceedings, and is authorized to expend Company funds for professional services and costs associated therewith. The Partnership Representative shall keep the Members informed as to the status of any audit of the Company’s tax affairs. Without first obtaining the approval of a Majority Interest of the Members, the Partnership Representative shall not, with respect to Company tax matters: (a) enter into a settlement agreement with respect to any tax matter, or (b) enter into an agreement extending the statute of limitations. If an audit of any of the Company’s tax returns shall occur, the Partnership Representative shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s tax returns without the prior written consent of each such affected Member. If an audit results in an imputed underpayment by the Company as determined under Section 6225 of the Internal Revenue Code, the Partnership Representative, with the approval of a Majority Interest of the Members, may make the election under Section 6226(a) of the Internal Revenue Code within forty-five (45) days after the date of the notice of final partnership adjustment in the manner provided by the Internal Revenue Service. If such an election is made, the Company shall furnish to each Member of the Company for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Section 6226(b) of the Internal Revenue Code and shall be liable for any related interest, penalty, addition to tax, or additional amount.

Section 5.12 Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, the Company shall deliver to the Managers audited consolidated balance sheets of the Company and any Company subsidiaries as at the end of each such fiscal year and audited consolidated statements of income, cash flows and Members’ equity for such fiscal year prepared by the Auditor, in each case setting forth in comparative form the figures for the previous fiscal year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and the Company subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby.

Section 5.13 Subsidiaries of the Company. The Board may determine to conduct any Company operations indirectly through one or more subsidiaries.

Section 5.14 Outside Manager Expenses. Each member of the Board who is not employed as an officer of, or as a consultant to, the Company shall be entitled to be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by such Person in connection with such services.

Section 5.15 Tax Reimbursement. If Texas law requires the Company and a Member to participate in the filing of a Texas franchise tax combined group report, and if the Company or such Member or its Affiliates pay the franchise tax liability due in connection with such combined report, the parties agree that the Company shall promptly reimburse such Member of its Affiliates for the franchise tax paid on behalf of the Company as a combined group member. The franchise tax paid on behalf of the Company shall be equal to the franchise tax that the Company would have paid if it had computed its franchise tax liability for the report period on a separate entity basis rather than as a member of the combined group. In such event, the parties agree that such Member and its Affiliates shall be considered as paying such amount on behalf of the Company and the Company shall deduct for federal income tax purposes one hundred percent (100%) of the Texas franchise tax attributable to the Company; provided that in the event that such deduction may not be properly taken by the Company, the Company shall reimburse such member and its Affiliates for the after-tax cost of such payment of Texas franchise tax paid on the Company’s behalf.

ARTICLE VI

RIGHTS OF MEMBERS

Section 6.1 Rights of Members. Each of the Members shall have the right to: (a) have the Company books and records (including those required under the Act) kept at the principal United States office of the Company and at all reasonable times to inspect and copy any of them at the sole expense of such Member; (b) have on demand true and full information of all things affecting the Company and a formal account of Company affairs whenever circumstances render it just and reasonable; (c) have dissolution and winding up of the Company by decree of court as provided for in the Act; and (d) exercise all rights of a Member under the Act (except to the extent otherwise specifically provided herein). Notwithstanding the foregoing, the Members shall not have the right to receive data pertaining to the properties of the Company if the Company is subject to a valid agreement prohibiting the distribution of such data or if the Board shall otherwise determine that such data is Confidential Information.

Section 6.2 Limitations on Members. The Members (in his or its capacity as a Member) shall not: (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any Company property; or (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures on behalf of or with respect to the Company. No Member (in his or its capacity as a Member) shall hold out or represent to any third party that the Members have any such power or right or that the Members are anything other than “members” of the Company. The foregoing provision shall not be applicable to a Member acting in his or its capacity as a member of the Board or an officer of the Company.

Section 6.3 Liability of Members. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except (a) as otherwise provided in the Act and (b) as otherwise expressly provided in this Agreement.

Section 6.4 Withdrawal and Return of Capital Contributions. No Member shall be entitled to (a) withdraw from the Company except upon the assignment by such Member of all of its Company Interest in accordance with Article IX, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or upon dissolution and liquidation of the Company, and then only to the extent expressly provided for in this Agreement and as permitted by law.

Section 6.5 Voting Rights. Except as otherwise expressly provided herein, to the extent that the vote of the Members may be required hereunder, the act of a Majority Interest of the Members shall be an act of the Members. Notwithstanding anything in this Agreement to the contrary, with respect to any Company Interests held by any Member who is an Employee, such Company Interests shall be non-voting if and when such Person’s status as an Employee is terminated for any reason or without reason, including by termination, resignation, death or disability.

ARTICLE VII

BOOKS, REPORTS, MEETINGS AND CONFIDENTIALITY

Section 7.1 Capital Accounts, Books and Records.

(a) The Company shall keep books of account for the Company in accordance with the terms of this Agreement. Such books shall be maintained at the principal office of the Company.

(b) An individual capital account (the “Capital Account”) shall be maintained by the Company for each Member as provided below:

(i) The Capital Account of each Member shall, initially except as otherwise provided herein, be equal to the amount of such Member’s Deemed Capital Contribution as of the date hereof and shall thereafter be increased by the amount of cash and the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code) and by such Member’s share of the Net Profits of the Company and special allocations of income or gain under Section 4.2, and shall be decreased by such Member’s share of the Net Losses of the Company and special allocations of deduction or loss under Section 4.2 and by the amount of cash or the fair market value of any property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Internal Revenue Code). The Capital Accounts shall also be increased or decreased upon the exercise of any noncompensatory option pursuant to the requirements of Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)(4) and 1.704-1(b)(2)(iv)(s).

(ii) Any adjustments of basis of Company property provided for under Sections 734 and 743 of the Internal Revenue Code (resulting from an election under Section 754 of the Internal Revenue Code) shall not affect the Capital Accounts of the Members (unless otherwise required by applicable Treasury Regulations), and the Members’ Capital Accounts shall be debited or credited pursuant to the terms of this Section 7.1 as if no such election had been made.

(iii) Capital Accounts shall be adjusted, in a manner consistent with this Section 7.1, to reflect any adjustments in items of Company income, gain, loss or deduction (including Simulated Depletion, Simulated Gain and Simulated Loss) that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

(iv) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Internal Revenue Code and provided for in Section 4.3(b) and each Member’s separately computed depletion deductions shall not reduce such Member’s Capital Account, but such Member’s Capital Account shall be decreased by its allocable share of Simulated Depletion. The Simulated Basis in each oil and gas property as of the date of this

Agreement or hereafter acquired shall be allocated among the Members in proportion to their Sharing Ratios. Simulated Depletion with respect to each separate oil and gas property shall be allocated to the Members in proportion to their respective shares of the Simulated Basis in the related property. No Member’s Capital Account shall be decreased, however, by Simulated Depletion deductions attributable to any oil and gas property to the extent such deductions exceed such Member’s allocable share of the Company’s remaining Simulated Basis in such property. Any Simulated Gain shall be allocated to the Members and shall increase their respective Capital Accounts in the same manner as an equal amount of gain would have been allocated pursuant to Section 4.1. Any Simulated Loss shall be allocated to the Members and shall reduce their respective Capital Accounts in the same percentages as the basis of the property sold was allocated up to an amount equal to each Member’s share of the Company’s Simulated Basis in such property at the time of such sale.

(v) It is the intention of the Members that the Capital Accounts of each Member be kept in the manner required under Treasury Regulation Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the Capital Accounts is required by such regulation, the Board is hereby authorized to make such adjustment after notice to the Members.

(vi) Any Person who acquires a Company Interest directly from a Member, or whose Company Interest shall be increased by means of a Transfer to it of all or part of the Company Interest of another Member, shall have a Capital Account (including a credit for all Deemed Capital Contributions and subsequent Capital Contributions made by such Member Transferring such Company Interest) which includes the Capital Account balance of the Company Interest or portion thereof so acquired or Transferred.

Section 7.2 Bank Accounts. The Board shall cause one or more Company accounts to be maintained in a bank (or banks) which is a member of the Federal Deposit Insurance Corporation or some other financial institution, which accounts shall be used for the payment of the expenditures incurred by the Company in connection with the business of the Company, and in which shall be deposited any and all receipts of the Company. The Board shall determine the number of and the Persons who will be authorized as signatories on each such bank account. The Company may invest the Company funds in such money market accounts or other investments as the Board shall determine to be of high quality.

Section 7.3 Reports. The Company shall provide each Member with copies of such financial reports as shall be reasonably requested from time to time by the Members and any such other reports and financial information as the Board shall determine from time to time, including periodic consolidated financial statements for the Company and its subsidiaries (including income statements, balance sheets and cash flow statements) and copies of all engineering reserve reports and other financial reports that the Company or its subsidiaries provides to any financial institution that provides debt or equity financing to the Company or its subsidiaries.

Section 7.4 Meetings of Members. The Board may hold meetings of the Members from time to time to inform and consult with the Members concerning the Company’s assets and such other matters as the Board deems appropriate, provided that nothing in this Section 7.4 shall require the Board to hold any such meetings. Such meetings shall be held at such times and places, as often and in such manner as shall be determined by the Board. The Board at its election may separately inform and consult with the Members for the above purposes without the necessity of calling and/or holding a meeting of the Members. Notwithstanding the foregoing provisions of this Section 7.4, the Members shall not be permitted to take part in the business or control of the business of the Company; it being the intention of the parties that the involvement of the Members as contemplated in this Section 7.4 is for the purpose of informing the Members with respect to various Company matters, explaining any information furnished to the Members in connection therewith, answering any questions the Members may have with respect thereto and receiving any ideas or suggestions the Members may have with respect thereto; it being the further intention of the parties that the Board shall have full and exclusive power and authority on behalf of the Company to acquire, manage, control and administer the assets, business and affairs of the Company in accordance with Section 5.1 and the other applicable provisions of this Agreement.

Section 7.5 Confidentiality. No Member shall use, publish, disseminate or otherwise disclose, directly or indirectly, any Confidential Information that should come into the possession of such Member for other than a proper Company purpose. No Member shall disclose any such Confidential Information except as expressly authorized by this Agreement or by the Board, or as required by law or governmental or regulatory authority. Each Member shall instruct all Affiliates (including their representatives, agents and counsel) to comply with this Section 7.5. If a Member is required by law or court order to disclose information that would otherwise be Confidential Information under this Agreement, such Member shall immediately notify the Company of such notice and provide the Company the opportunity to resist such disclosure by appropriate proceedings. The terms of this Section 7.5 shall survive with respect to each Member until the earlier to occur of (a) the date following one year from the date of the liquidation of the Company and (b) the date following two years from the date of termination of such Member’s Company Interest.

ARTICLE VIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 8.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

(a) The seventh anniversary of the date of this Agreement;

(b) The sale, disposition or termination of all or substantially all of the property then owned by the Company; or

(c) The consent in writing of the Board of Managers.

Section 8.2 Winding Down. From and after the sixth (6th) anniversary of the Company’s formation, unless a Majority Interest of the Members otherwise mutually agree or unless the Company has previously been dissolved, the Members shall cooperate in the marketing and sale of all or substantially all of the assets or outstanding Company Interests, or any other similar transaction to potentially interested third parties, such that the Company can be formally liquidated prior to the end of its stated term.

Section 8.3 Liquidation and Termination. Upon dissolution of the Company, the Board or, if the Board so desires, a Person selected by the Board, shall act as liquidator or shall appoint one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

(a) As promptly as possible after dissolution and again after final liquidation, the liquidator, if requested by any Member, shall cause a proper accounting to be made by the Company’s independent accountants of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

(b) The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, the liquidator shall sell all properties and assets of the Company for cash as promptly as is consistent with obtaining the best price therefor; provided, however, that upon the consent of a Majority Interest of the Members, the liquidator may distribute such properties in kind. All Net Profit, Net Loss, Simulated Gain and Simulated Loss (or other items of income, gain, loss or deduction allocable under Section 4.2) realized on such sales shall be allocated to the Members as provided in this Agreement, and the Capital Accounts of the Members shall be adjusted accordingly. In the event of a distribution of properties in kind, the liquidator shall first adjust the Capital Accounts of the Members by the amount of any Net Profit, Net Loss, Simulated Gain and Simulated Loss (or other items of income, gain, loss or deduction allocable under Section 4.2) that would have been recognized by the Members if such properties had been sold at then fair market values. The liquidator shall then distribute the proceeds of such sales or such properties to the Members in the manner provided in Section 4.4(a) (subject to the last sentence of Section 4.4(b)). If the foregoing distributions to the Members do not equal the Member’s respective positive Capital Account balances as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of Net Profit, Net Loss, Simulated Gain and Simulated Loss realized by the Company during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution, then, the allocations of Net Profit, Net Loss, Simulated Gain and Simulated Loss provided for in this Agreement shall be adjusted, to the least extent necessary, to produce a Capital Account balance for each Member which corresponds to the amount of the distribution to such Member. Each Member shall have the right to designate another Person to receive any property which otherwise would be distributed in kind to that Member pursuant to this Section 8.3.

(c) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

(d) Notwithstanding any provision in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 8.3 shall constitute a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their Company Interest and all Company property.

ARTICLE IX

ASSIGNMENTS OF COMPANY INTERESTS

(a) No Member’s Company Interest or rights therein shall be Transferred, or made subject to an Indirect Transfer, in whole or in part, without the prior written consent of the Board; provided, however, that any Member may assign its Company Interest without obtaining such consent pursuant to (i) an Excluded Affiliate Transfer or (ii) a Transfer that is otherwise permitted pursuant to the Voting and Transfer Restriction Agreement. Any attempt by a Member to assign its Company Interest in violation of the immediately preceding sentence shall be void ab initio. If an interest in a Unit or other Company Interest is required by law to be Transferred to a spouse of a holder thereof pursuant to an order of a court of competent jurisdiction in a divorce proceeding (notwithstanding the foregoing provisions of this Article IX(a)), then such holder shall nevertheless retain all rights with respect to such interest and any interest of such spouse shall be subject to such rights of such holder. In addition, if it is determined that the holder will be required to pay any taxes attributable to such interest of the spouse in the Company, then any tax liability of such holder that is attributable to such spouse’s interest shall be taken into account, and shall reduce such spouse’s interest in the Company; in no event shall the Company be required to provide any financial, valuation or other information regarding the Company or any of its subsidiaries or Affiliates or any of their respective assets to the spouse or former spouse of such holder.

(b) Unless an assignee of a Company Interest becomes a substituted Member in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive allocations of income, gains, losses, deductions, credits and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned.

(c) An assignee of a Company Interest shall become a substituted Member entitled to all of the rights of a Member if, and only if, (i) the assignor gives the assignee such right, (ii) the Board consents in writing to such substitution, the granting or denying of which shall be in the Board’s sole discretion, (iii) the assignee executes and delivers such instruments, in form and substance satisfactory to the Board, as the Board may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement, and (iv) if the Board so requires, the assignee reimburses the Company for any costs incurred by the Company in connection with such assignment and substitution. Upon the satisfaction of such requirements, such assignee shall be admitted as of such date as shall be provided for in any document evidencing such assignment as a substituted Member of the Company.

(d) The Company and the Board shall be entitled to treat the record Member of any Company Interest as the absolute Member thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such Member until such time as a written assignment of such Company Interest that complies with the terms of this Agreement has been received by the Board.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Each Member acknowledges and agrees that its Company Interest is being purchased for such Member’s own account as part of a private offering, exempt from registration under the Securities Act and all applicable state securities or blue sky laws, for investment only and not with a view to the distribution nor other sale thereof and that an exemption from registration under the Securities Act or any applicable state securities laws may not be available if the Company Interest is acquired by such Member with a view to resale or distribution thereof under any conditions or circumstances as would constitute a distribution of such Company Interest within the meaning and purview of the Securities Act or the applicable state securities laws. Accordingly, each Member represents, warrants and covenants to the Company and all other interested parties that:

(a) Such Member understands that (i) such Member’s Company Interest is being offered and issued under exemptions from registration provided for in the Securities Act and applicable state securities or “blue sky” laws, (ii) such Member is acquiring an interest in the Company without being furnished any offering literature or prospectus, and (iii) the acquisition of such Member’s Company Interest by such Member has not been reviewed by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities or “blue sky” laws of any state.

(b) Such Member acknowledges that the Company Interest being acquired by such Member was not offered to such Member by means of publicly disseminated advertisements or sales literature, nor is such Member aware of any offers made to other Persons by such means.

(c) Such Member is familiar with Regulation D promulgated under the Securities Act, such Member is an “accredited investor” as defined in Rule 501(a) of such Regulation D and such Member is able to bear the economic risk of an investment in the Company Interest.

(d) Such Member acknowledges that the Company Interest is a speculative investment that involves a high degree of risk and such Member can sustain a complete loss of such Member’s investment in the Company Interest. Such Member has adequate means of providing for its current needs and contingencies and can afford a complete loss of its investment in the Company.

(e) Such Member acknowledges that the Company Interest will be an illiquid investment, that such Member will continue to bear the economic risk of the investment in the Company Interest for an indefinite period and that the Company Interest is being issued without registration for any subsequent sale under the Securities Act and applicable state securities laws. Such Member has no need for liquidity in such Member’s investment in the Company Interest.

(f) Such Member, by making other investments of a similar nature and/or by reason of his/its business and financial experience or the business and financial experience of those Persons it has retained to advise such Member with respect to its investment in the Company, (i) is knowledgeable and experienced in finance, securities and investing in securities similar to the Company Interest, and (ii) is a sophisticated investor who has the capacity to protect its own interest in investments of this nature, so as to be capable of evaluating the merits and risks of an investment in the Company Interest.

(g) Prior to such Member’s decision to acquire the Company Interest, such Member:

(i) Has been afforded access to, has been given an opportunity to review and has provided to such Member’s accountants and advisors, as applicable, all of the agreements and documents pertaining to the initial creation, organization and capitalization of the Company, together with all other available information relating to the Company, including all documents, records, books and due diligence materials pertaining to this investment;

(ii) Has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning such Member’s investment in the Company Interest; and

(iii) Has received all information requested of the Company that such Member deemed necessary or appropriate to evaluate the Member’s investment in the Company Interest and the risks and merits thereof and to make an informed decision concerning such Member’s investment in the Company Interest.

(h) Such Member is aware of the following:

(i) The Company is newly organized and has no financial or operating history and, further, such Member’s investment in the Company is speculative and involves a high degree of risk of loss by the Member of its entire investment, with no assurance of any income from such investment;

(ii) No federal or state agency has made any finding or determination as to the fairness of the investment, or any recommendation or endorsement, of such investment;

(iii) There are substantial restrictions on the Transferability of the Company Interest of such Member, there will be no public market for the Company Interest and, accordingly, it may not be possible for such Member readily to liquidate its investment in the Company in case of emergency; and

(iv) Any federal or state income tax benefits which may be available to such Member may be lost through changes to existing laws and regulations or in the interpretation of existing laws and regulations and such Member, in making this investment, is relying, if at all, solely upon the advice of its own tax advisors with respect to the tax aspects of an investment in the Company.

(i) Such Member has evaluated the risk of investing in the Company Interest and is acquiring the Company Interest based only upon such Member’s independent examination and judgment as to the prospects of the Company as determined from the information in such Member’s possession or obtained directly by such Member from the Company.

(j) Such Member has a close business association with the Company or certain of its Affiliates, thereby making the Member a well-informed investor for purposes of this investment.

(k) Such Member’s Company Interest is being acquired by such Member for such Member’s own investment portfolio and account (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Company Interest for investment and without the intent of participating, directly or indirectly, in a distribution of the Company Interest or a Transfer of the Company Interest and not with a view to, or for resale in connection with, any distribution of the Company Interest or Transfer of the Company Interest or any portion thereof.

(l) Such Member has no contract, undertaking, agreement, or arrangement with any Person to sell or otherwise Transfer to any Person, or to have any Person sell on behalf of such Member, its Company Interest (or any portion thereof), and such Member is not engaged in, and does not plan to engage within the foreseeable future in, any discussion with any Person relative to the sale or any Transfer of its Company Interest (or any portion thereof).

(m) Such Member is not aware of any occurrence, event, or circumstance upon the happening of which such Member intends to attempt to Transfer its Company Interest (or any portion thereof), and such Member does not have any present intention of Transferring its Company Interest (or any portion thereof) after the lapse of any particular period of time.

(n) Such Member understands that the Company Interest may not be offered for sale, sold or Transferred other than in accordance with the Voting and Transfer Restriction Agreement and this Agreement, including Article IX hereof, and pursuant to (i) an effective registration under the Securities Act or in a transaction that is otherwise in compliance with the Securities Act and (ii) evidence satisfactory to the Company of compliance with the applicable securities laws (which may require such Member to provide an opinion of legal counsel satisfactory to the Company confirming compliance with such laws).

(o) Such Member further covenants and agrees that such Member shall have no right to require registration of its Company Interest under the Securities Act or applicable state securities laws, and, in view of the nature of the Company and its business, such registration is neither contemplated nor likely.

(p) Such Member understands that a legend indicating that the Company Interest has not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Company Interest may be placed on any certificate(s) or other document delivered to such Member or any substitute therefore and any transfer agent of the Company or its affiliates may be instructed to require compliance therewith.

(q) Such Member confirms that such Member has been advised to consult with such Member’s own attorney regarding legal matters concerning the Company and to consult with independent tax advisors regarding the tax consequences of investing in the Company.

(r) Such Member acknowledges that such Member understands the meaning and the legal consequences of the representations, warranties, covenants and certifications set forth in this Article X and that the Company has relied and will rely upon such representations, warranties, covenants and certifications.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) expedited overnight delivery service with proof of delivery, or (d) via facsimile with confirmation of delivery, addressed to the respective addressee(s). Any Member may change its address by giving notice in writing to the other Members of its new address.

Section 11.2 Amendment.

(a) In addition to the right of the Board to amend this Agreement as provided below, and except as otherwise provided below, any change, modification, or amendment to this Agreement shall be effective if made by an instrument in writing that has been duly approved by the Board and a Majority Interest of the Members.

(b) Notwithstanding Section 11.2(a), with respect to any change, modification, or amendment to this Agreement that would (i) increase the liability or duties of any of the Members, (ii) change the contributions required of any of the Members, (iii) cause the Company to be taxed as a corporation, or (iv) otherwise result in any disproportionate and material adverse tax consequences for any Member, such change, modification, or amendment shall not be binding on such Member unless contained in a written instrument duly executed by such Member; provided, however, that this Section 11.2(b) shall not apply to the Board’s ability to amend this Agreement pursuant to Article III; provided, further, that any amendment which is made to facilitate a merger or consolidation of the Company with any other entity, to convert the Company into another entity, or to cause the Company to participate in an exchange of interests or some type of business combination with any other entity, shall require the approval only of the Board and a Majority Interest of the Members, if each of the material terms and provisions of such merger, consolidation, conversion, exchange or combination provides for equal and/or proportionate treatment of each of the Members.

(c) With respect to any change, modification, or amendment to this Agreement that would change the name of the Company, admit new or substituted Members in accordance with the terms of Article IX, or any other change, modification or amendment that does not adversely affect the Members in any disproportionate and material respect, and any change, modification or amendment which the Board determines is necessary or advisable to ensure that the Company is not and will not be treated as an association taxable as a corporation for federal income tax purposes or to conform with changes in applicable tax law (provided such changes do not have a material adverse effect on the Members), such change, modification, or amendment may be contained in a written instrument executed solely by the Board; provided that the Board notifies the Members of such change, modification, or amendment.

(d) With respect to any change, modification, or amendment to this Agreement which the Board determines is necessary or advisable to comply with or administer in an equitable manner the provisions of the Bipartisan Budget Act and any Treasury Regulations or other administrative pronouncements promulgated thereunder in any manner determined by the Board, such change, modification, or amendment may be contained in a written instrument executed solely by the Board; provided that the Board notifies the Members of such change, modification, or amendment.

Section 11.3 Partition. Each of the Members hereby irrevocably waives for the term of the Company any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 11.4 Amendment and Restatement of Original Agreement; Entire Agreement. The parties hereto hereby agree to continue the Company and hereby amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement. This Agreement and the other documents contemplated hereby constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter, including without limitation the Original Agreement.

Section 11.5 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 11.6 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such Member’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 11.7 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Texas, without regard to rules or principles of conflicts of law requiring the application of the law of another State.

Section 11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Member may Transfer all or any part of its rights or Company Interest or any interest under this Agreement except in accordance with Article IX.

Section 11.9 Arbitration. Any dispute arising out of or relating to this Agreement, the Transaction Documents, or the Company, including claims sounding in contract, tort, statutory or otherwise (a “Dispute”), shall be settled exclusively and finally by arbitration in accordance with this Section 11.9.

(a) Rules and Procedures. Such arbitration shall be administered by JAMS/Endispute, Inc., a Delaware corporation and national dispute resolution company (“JAMS”), pursuant to (i) the JAMS Streamlined Arbitration Rules and Procedures, if the amount in controversy is $250,000 or less, or (ii) the JAMS Comprehensive Arbitration Rules and Procedures, if the amount in controversy exceeds $250,000 (each, as applicable, the “Rules”). The making, validity, construction, and interpretation of this Section 11.9, and all procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitrator(s). For purposes of this Section 11.9, “amount in controversy” means the stated amount of the claim, not including interest or attorneys’ fees, plus the stated amount of any counterclaim, not including interest or attorneys’ fees. If the claim or counterclaim seeks a form of relief other than damages, such as injunctive or declaratory relief, it shall be treated as if the amount in controversy exceeds $250,000, unless all parties to the Dispute otherwise agree.

(b) Discovery. Discovery shall be allowed only to the extent permitted by the Rules.

(c) Time and Place. All arbitration proceedings hereunder shall be conducted in Dallas, Texas or such other location as all parties to the Dispute may agree. Unless good cause is shown or all parties to the Dispute otherwise agree, the hearing on the merits shall be conducted within one hundred eighty (180) days of the initiation of the arbitration, if the arbitration is being conducted under the Streamlined Arbitration Rules, or within two hundred seventy (270) days of the initiation of the arbitration, if the arbitration is being conducted under the Comprehensive Arbitration Rules. However, it shall not be a basis to challenge the outcome or result of the arbitration proceeding that it was not conducted within the specified timeframe, nor shall the failure to conduct the hearing within the specified timeframe in any way waive the right to arbitration as provided for herein.

(d) Arbitrators.

(i) If the amount in controversy is $250,000 or less, the arbitration shall be before a single arbitrator selected by JAMS in accordance with the Rules.

(ii) If the amount in controversy is more than $250,000, the arbitration shall be before a panel of three arbitrators, selected in accordance with this paragraph. The party initiating the arbitration shall designate, with its initial filing, its choice of arbitrator. Within thirty (30) days of the notice of initiation of the arbitration procedure, the opposing party to the Dispute shall select one arbitrator. If any party to the Dispute shall fail to select an arbitrator within the required time, JAMS shall appoint an arbitrator for that party. In the event that the Dispute involves three or more parties, JAMS shall determine the parties’ alignment pursuant to Rule 15 and each “side” shall have the right to appoint one arbitrator as provided above. The two arbitrators so selected shall select a third arbitrator, failing agreement on which, the third arbitrator shall be selected in accordance with JAMS Rule 15. Notwithstanding that each party may select an arbitrator, all arbitrators (whether selected by the parties, JAMS or otherwise) shall be independent and shall disclose any relationship that he or she may have with any party to the Dispute at the time of their respective appointment. All arbitrators shall be subject to challenge for cause under JAMS Rule 15. In the event that any party-selected arbitrator is struck for cause, JAMS shall appoint the replacement arbitrator.

(e) Waiver of Certain Damages. Notwithstanding any other provision in this Agreement to the contrary, the Company and the Members expressly agree that the arbitrators shall have absolutely no authority to award consequential, incidental, special, treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, or any other laws, or under the Federal Arbitration Act or the Rules, unless such damages are a part of a third party claim for which a Member is entitled to indemnification hereunder.

(f) Limitations on Arbitrators. The arbitrators shall have authority to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, including specific performance of the Agreement, but may not change any term or condition of this Agreement, deprive any Member of a remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

(g) Form of Award. The arbitration award shall conform with the Rules, but also contain a certification by the arbitrators that, except as permitted by Section 11.9(e), the award does not include any consequential, incidental, special, treble, exemplary or punitive damages.

(h) Fees and Awards. The fees and expenses of the arbitrator(s) shall be borne equally by each side to the Dispute, but the decision of the arbitrator(s) may include such award of the arbitrators’ expenses and of other costs to the prevailing side as the arbitrators may determine. In addition, the prevailing party shall be entitled to an award of its attorneys’ fees and interest.

(i) Binding Nature. The decision and award shall be binding upon all of the parties to the Dispute and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party to the Dispute as a final judgment of such court.

Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

*    *    *    *

[Signature Pages of Company, Members and Managers Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ESQUISTO INVESTMENT HOLDINGS, LLC

By:	/s/ Richard D. Brannon
Name: Richard D. Brannon
Title: CEO

MEMBERS:

CH4 ENERGY III, LLC

By:	/s/ Richard D. Brannon
Name: Richard D. Brannon
Title: President

CH4 ENERGY IV, LLC

By:	/s/ Richard D. Brannon
Name: Richard D. Brannon
Title: President

CH4 ENERGY V, LLC

By:	/s/ Richard D. Brannon
Name: Richard D. Brannon
Title: President

CROSSING ROCKS ENERGY, LLC

By:	/s/ Bruce Selkirk
Name: Bruce Selkirk
Title: President and CEO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

ESQUISTO INVESTMENT HOLDINGS, LLC

SIGNATURE PAGE

GARLAND EXPLORATION, LLC

By:	/s/ Mike Hoover
Name: Mike Hoover
Title: President

CALBRI ENERGY, INC.

By:	/s/ Clinton Seidel
Name: Clinton Seidel
Title: President

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

ESQUISTO INVESTMENT HOLDINGS, LLC

SIGNATURE PAGE

MANAGERS:

/s/ Mike Hoover
Mike Hoover

/s/ Richard D. Brannon
Richard D. Brannon

/s/ Bruce Selkirk
Bruce Selkirk

/s/ David W. Hayes
David W. Hayes

/s/ Craig S. Glick
Craig S. Glick

/s/ Brian Minnehan
Brian Minnehan

/s/ David R. Albin
David R. Albin

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

ESQUISTO INVESTMENT HOLDINGS, LLC

SIGNATURE PAGE